Exhibit 99.2

                          Certification of CEO and CFO
                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB of Silverado Financial, Inc., formerly known as Rhombic Corporation for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John E. Hartman, Chief executive officer and Albert A. Golusin, chief financial officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


Date: April 14, 2003             By /s/ Albert Golusin
                                    --------------------------------------------
                                    Albert Golusin, Principal Accounting Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Corporation for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.